                                                            EXHIBIT 24.1


                              POWER OF ATTORNEY

     Each of the undersigned officers and directors of Microsemi Corporation, does hereby constitute and appoint Philip Frey, Jr. and David R. Sonksen, and either of them separately, the undersigned's true and lawful attorney-in-fact and agent, each with full power of substitution and delegation, for and in the undersigned's name, place and stead, in any and all capacities, to sign the Registration Statement with which this Power of Attorney is filed and any and all amendments to said Registration Statement, and to file the same, exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and others, granting unto said attorneys-in-fact and agents, and each of them separately, full power and authority to do and perform each and every such act and thing as deemed by the attorney-in-fact or agent necessary or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitutes or delegates, may lawfully do or cause to be done by virtue hereof.



         Signature                             Title                         Date
         ---------                             -----                         ----
/s/ Philip Frey, Jr.             Chairman of the Board, President       August 31, 1995
---------------------------      and Chief Executive Officer
Philip Frey, Jr.                 (Principal Executive Officer)


/s/ David R. Sonksen             Vice President--Finance, Chief         August 31, 1995
---------------------------      Financial Officer, Secretary and
David R. Sonksen                 Treasurer (Principal Financial
                                 Officer and Principal Accounting
                                 Officer)


/s/ Jiri Sandera                 Vice President, Engineering and        August 31, 1995
---------------------------      Director
Jiri ("George") Sandera


/s/ Brad Davidson                Director                               August 31, 1995
---------------------------
Brad Davidson


/s/ Robert B. Phinizy            Director                               August 31, 1995
---------------------------
 Robert B. Phinizy


/s/ Joseph M. Scheer             Director                               August 31, 1995
---------------------------
Joseph M. Scheer


/s/ Martin H. Jurick             Director                               August 31, 1995
---------------------------
Martin H. Jurick
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